Exhibit 99.1

TVI CORPORATION ANNOUNCES SALE OF

CALIFORNIA ASSETS OF SIGNATURE BUSINESS

Transaction Generates $2.7 Million and Supports Company’s Strategic

Initiatives to Improve Margins and Return to Profitability

GLENN DALE, MD – November 29, 2007 – TVI Corporation (NASDAQ: TVIN), an international supplier of first receiver and first responder products and provider of shelter and equipment rentals, today announced the sale of shelter inventory assets based out of its Signature Special Event Services’ California branch to Classic Prime, Inc., a subsidiary of Event Rentals, Inc., for $2.7 million. The Company is closing Signature’s California branch as part of its ongoing turnaround initiatives to improve margins and return to profitability.

“The California branch of Signature was a negative-margin business that was generating significant operating losses,” said General Harley A. Hughes, TVI’s President and Chief Executive Officer. “The branch created a strain on our operating results. Selling these under-performing assets represents an important next step in the turnaround plan for our organization. The transaction is a continuation of our strategy to transition Signature away from low-margin, shorter-term hospitality events to more profitable facilities work. Based on historical results, we expect that closing the California branch of Signature’s operations will result in significant annualized cost savings and enable Signature’s management to focus their efforts on more attractive business opportunities.”

“We believe this sale represents an important step toward a restructuring of our credit facility with Branch Banking & Trust Company,” Hughes continued.

Proceeds from the sale totaled approximately $2.7 million in cash. The book value of the shelter inventory assets was approximately $971,000. For the period beginning November 1, 2006, the date of the acquisition of the Signature business, and ending September 30, 2007, Signature’s California branch generated approximately $7.3 million in revenue, $832,000 in gross losses and $1.4 million in operating losses. For the nine month period ending September 30, 2007, Signature’s California branch generated approximately $6.9 million in revenue, $649,000 in gross losses and $1.1 million in operating losses.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of first receiver and first responder products. These products include shelters, personal protection equipment and other products for homeland security, hospitals, the military, police and fire departments, and public health agencies. The Company designs, fabricates and markets products and systems both through distributors and directly to end-users and OEMs. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the corporate, sporting, social, and government and defense industries.

The TVI designation is a trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving revenue expectations; unanticipated costs or charges; our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our target markets. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300